                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material under Rule 14a-12

                           Commerce Bancshares, Inc.
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                (Name of Registrant as Specified in Its Charter)

                                [COMPANY NAME]
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                        [COMMERCE BANCSHARES, INC. LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 18, 2001

     The annual meeting of the shareholders of Commerce Bancshares, Inc., will be held in the Board Room on the 18th floor of the Commerce Bank Building, 1000 Walnut, Kansas City, Missouri on April 18, 2001, at 9:30 a.m., for the following purposes:

     (1) To elect five directors to the 2004 Class for a term of three years;
         and

     (2) To approve an amendment to and restatement of the 1996 Incentive Stock Option Plan; and

     (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

     Shareholders of record at the close of business February 23, 2001, are entitled to notice of and to vote at the meeting.

     To be sure that your shares are represented at the meeting, please either complete and promptly mail the enclosed proxy card in the envelope provided for this purpose or vote through the telephone or Internet voting procedures described on the proxy card. If your shares are registered in the name of a bank or brokerage firm, telephone or Internet voting will be available to you only if offered by your bank or broker and such procedures are described on the voting form sent to you.

     Most shareholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. Please refer to page 17 of the proxy statement and your proxy card for further information.

                                        By Order of the Board of Directors

                                        J. DANIEL STINNETT, Secretary

March 13, 2001

     IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING. YOU ARE URGED TO DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY OR REGISTER YOUR VOTE BY TELEPHONE OR THROUGH THE INTERNET AS DESCRIBED ON THE PROXY CARD.

                                PROXY STATEMENT

                           COMMERCE BANCSHARES, INC.

                         ANNUAL MEETING APRIL 18, 2001

SOLICITATION:

     The Board of Directors of Commerce Bancshares, Inc. (the Company) P.O. Box 13686, Kansas City, Missouri 64199-3686 solicits your proxy, and asks that you vote, sign, date and promptly mail the enclosed proxy card for use at the annual meeting of shareholders to be held April 18, 2001. Most shareholders also have a choice of voting by using a toll-free telephone number or by voting over the Internet. Please refer to your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you.

     The cost of solicitation of proxies will be borne by the Company. In addition to solicitation by mail, proxies may be solicited personally or by telephone, telegram or via the Internet by regular employees of the Company. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to their principals and the Company will reimburse them for the expense of doing so. This proxy statement and proxy will be first sent to security holders on or about March 13, 2001.

     If you wish, at any time before your proxy is voted, you may revoke it by written notice to the Company, or by delivery of a later-dated proxy (including a telephone or Internet vote), or by voting in person at the meeting

     The shares represented by all properly executed proxies will be voted as directed by you. In the absence of direction, properly executed proxies will be voted in accordance with the recommendations of the Board as set forth below.

VOTING SECURITIES AND OWNERSHIP THEREOF BY CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT:

     Only shares at the close of business on February 23, 2001, are entitled to vote at the meeting, and at the close of business on said date there were outstanding 62,588,340 shares of common stock of the Company. Each holder of common stock is entitled to one vote for each share held. In the election of directors, abstentions and broker nonvotes will be considered solely for quorum purposes and are not counted for the election of directors. On all other matters presented for shareholder vote, abstentions will be treated as votes against such matters and broker nonvotes will have no effect on the outcome.

     (a) Under applicable Securities and Exchange Commission Rules, beneficial ownership of shares includes shares as to which a person has or shares voting power and/or investment power.

     As of December 31, 2000, the trust departments of the Company's subsidiary banks beneficially owned 4,905,823 shares representing 7.846% of the Company's outstanding common stock as of that date. Of those shares the subsidiary banks had (i) sole voting power over 3,044,868 shares; (ii) shared voting power over 1,470,909 shares, (iii) sole investment power over 2,238,725 shares and (iv) shared investment power over 2,667,087 shares. The Company has been advised by the subsidiary banks that the shares held by them and as to which they have sole voting power will be voted at the annual meeting for the election of directors (Proposal One) and in favor of Proposal Two. Shares held in all other fiduciary accounts will be voted as specifically directed by the co-trustees and co-executors. Shares held in custodial accounts will be voted by the owners.

     (b) The following information pertains to the common stock of the Company beneficially owned, directly or indirectly, by all directors and nominees for director, the executive officers named in the Summary Compensation Table, and by all directors, nominees and executive officers of the Company as a group as of December 31, 2000. Such persons have sole voting and sole investment power as to such shares unless otherwise noted.

                    NAME AND ADDRESS OF                          NUMBER             PERCENT
                      BENEFICIAL OWNER                          OF SHARES           OF CLASS
                    -------------------                         ---------           --------
Giorgio Balzer..............................................        7,247              **
Kansas City, Missouri
Fred L. Brown...............................................        7,230              **
St. Louis, Missouri
John Capps..................................................        2,854              **
Creve Coeur, Missouri
Seth M. Leadbeater..........................................       16,515              **
Clayton, Missouri                                                 113,485(3)
W. Thomas Grant, II.........................................        3,475              **
Shawnee Mission, Kansas
James B. Hebenstreit........................................       24,918              **
Kansas City, Missouri                                              41,203(8)
David W. Kemper.............................................       14,201
Clayton, Missouri                                                  96,723(1)            *
                                                                  822,781(2)
                                                                  216,307(3)
                                                                  118,087(4)
                                                                  673,816(5)
                                                                  583,441(7)          4.0
Jonathan M. Kemper..........................................       14,290
Kansas City, Missouri                                             440,384(1)
                                                                  673,816(5)
                                                                  225,935(3)
                                                                  118,087(4)
                                                                  822,781(2)
                                                                  945,000(7)          5.2
Robert C. Matthews, Jr......................................       19,823
Kansas City, Missouri                                             126,953(3)           **
Thomas A. McDonnell.........................................            0
Kansas City, Missouri
Terry O. Meek...............................................       13,109              **
Springfield, Missouri
Benjamin F. Rassieur, III...................................        3,502              **
St. Louis, Missouri
L. W. Stolzer...............................................      369,469              **
Manhattan, Kansas                                               1,009,489(6)
V. Raymond Stranghoener.....................................            0
St. Louis, Missouri                                                 1,503(3)
William A. Sullins, Jr......................................       34,595
Clayton, Missouri                                                 182,178(3)           **
Andrew C. Taylor............................................       11,880              **
St. Louis, Missouri
Mary Ann Van Lokeren........................................        5,873              **
St. Peters, Missouri
Robert H. West..............................................       11,722              **
Kansas City, Missouri

                    NAME AND ADDRESS OF                          NUMBER             PERCENT
                      BENEFICIAL OWNER                          OF SHARES           OF CLASS
                    -------------------                         ---------           --------
All 25 directors, nominees and executive officers as a
  group.....................................................      746,165
(including those listed above)                                    537,107(1)
                                                                  822,781(2)
                                                                  866,361(3)
                                                                  118,087(4)
                                                                  673,816(5)
                                                                1,009,489(6)
                                                                1,528,441(7)
                                                                   41,203(8)          8.6

---------------
(1) Shared voting power and investment power.

(2) Mr. David W. Kemper has sole investment power, but shares voting power with Mr. Jonathan M. Kemper.

(3) Shares which could be acquired within 60 days by exercise of options.

(4) Owned by corporation as to which Messrs. David W. Kemper and Jonathan M. Kemper share voting and investment power. Messrs. David W. Kemper and Jonathan M. Kemper disclaim beneficial ownership as to such shares.

(5) Mr. Jonathan M. Kemper has sole investment power, but shares voting power with Mr. David W. Kemper.

(6) Represents shares owned by spouse or by trust for benefit of spouse. Mr. Stolzer disclaims beneficial ownership as to such shares.

(7) Shared voting power.

(8) Owned by a corporation for which Mr. Hebenstreit serves as President. Mr. Hebenstreit disclaims beneficial ownership in these shares.

 *  Mr. David Kemper disclaims beneficial ownership as to such shares.

**  Less than 1%.

     At December 31, 2000, Mr. James M. Kemper, Jr., father of David W. Kemper and Jonathan M. Kemper was the beneficial owner of 2,477,878 shares of Company Common Stock, representing 4.0% of the outstanding shares of the Company. Messrs. James M. Kemper, David W. Kemper and Jonathan M. Kemper beneficially own in the aggregate 4,982,315 shares of Company Common Stock representing 8.0% of the outstanding shares of the Company.

                             THE BOARD OF DIRECTORS
                          RECOMMEND A VOTE FOR ALL THE
                         NOMINEES OF THE CLASS OF 2004
                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS

     Under the Articles of Incorporation and the By-Laws of the Company, the Board of Directors is divided into three classes, each as nearly equal as possible, and the Board is authorized to determine the number of persons constituting the board. The Board has fixed the number of directors at fifteen. Therefore, it is proposed that five directors (constituting one-third of the board of directors) be elected at the meeting to serve until the 2004 annual meeting (the 2004 Class), and until their successors shall be elected and qualified unless otherwise directed. The persons acting under the accompanying proxy intend to vote for the election of the nominees hereinafter named. Should any nominee become unable to accept nomination or election, it is intended, unless otherwise directed, that the person acting under the proxy will vote for the election of such other person as the Board of Directors of the Company may recommend. The five nominees for election as directors who receive the greatest number of votes cast for the election of directors at the meeting, a quorum being present, shall become directors. Vacancies occurring in a class during a term are filled by the Board pursuant to the Company's By-Laws. There are no arrangements or understandings between any nominee and any other person pursuant to which the nominee was selected.

     The following information is provided with respect to each nominee:

                                                        PERIODS SERVED AS DIRECTOR
                                                         AND BUSINESS EXPERIENCE
            NAME AND AGE                                   DURING PAST 5 YEARS
            ------------                                --------------------------
2004 CLASS:
David W. Kemper, 50..................  Elected a director in February, 1982. Mr. Kemper is Chairman of the Board (since November, 1991), President and Chief
                                         Executive Officer of the Company and is Chairman of the
                                         Board, President, and Chief Executive Officer of Commerce
                                         Bank, N.A., a subsidiary of the Company. He is also a
                                         director of Ralcorp Holdings, Inc., and Tower Properties
                                         Company. He was a director of Wave Technologies
                                         International, Inc. until April 20, 2000. Mr. David Kemper is the brother of Jonathan M. Kemper.
Thomas A. McDonnell, 55..............  Mr. McDonnell is the President and Chief Executive Officer
                                       of DST Systems, Inc. DST Systems is a provider of computer software solutions to the financial services and other
                                         industries. He has been employed by DST since 1969 and has served as President since January 1973 (except for a 30
                                         month period from October 1984 to April 1987). He is a
                                         director of DST Systems, Inc.; Computer Sciences
                                         Corporation; Janus Capital Corporation; Informix Software,
                                         Inc.; BHA Group, Inc.; Blue Valley BanCorp; and Euronet
                                         Services, Inc.
Benjamin F. Rassieur, III, 46........  Elected a director in August, 1997. Mr. Rassieur is
                                       President of Paulo Products Co. The company is engaged in
                                         commercial heat treating, electroplating, and furnace
                                         brazing services.
Andrew C. Taylor, 53.................  Elected a director in February, 1990. Mr. Taylor is
                                       President and Chief Executive Officer of Enterprise
                                         Rent-A-Car Company (formerly Enterprise Leasing Co.) which is engaged in automobile leasing, rental and related
                                         services. He is also a director of GenAmerica Life
                                         Insurance Company and Anheuser-Busch Companies. Mr. Taylor
                                         has served as a director of Commerce Bank, N.A., a
                                         subsidiary of the Company.
Robert H. West, 62...................  Elected a director in October, 1985. Mr. West retired as
                                       Chairman of the Board of Butler Manufacturing Company and
                                         from its board of directors on July 1, 1999. He is a
                                         director of Kansas City Power & Light Company and
                                         Burlington Northern Santa Fe Corporation. In April 2000,
                                         he became a director of Astec Industries, Inc. Mr. West
                                         has also served as a director of Commerce Bank, N.A., a
                                         subsidiary of the Company.

     The following directors of the Company are not nominees for election, and their terms will continue after the 2000 annual meeting.

2003 CLASS:
Giorgio Balzer, 61...................  Elected a director in December, 1990. Mr. Balzer is, since
                                       August 1990, Chairman of the Board and Chief Executive
                                         Officer of Business Men's Assurance Company of America. He
                                         is also U.S. Representative for Assicurazioni-Generali,
                                         S.p.A., U.S. Branch, an Italian insurance group, as well
                                         as Chairman of Worldwide Assistance Services, Inc.,
                                         Washington, D.C. He is also a director of CNA Surety,
                                         Chicago, Illinois; and Transocean Holding Corp., a
                                         Generali financial company in the U.S. Until December of
                                         2000, Mr. Balzer was a director of Jones and Babson.
Jonathan M. Kemper, 47...............  Elected a director in January, 1997. Mr. Kemper is Vice
                                       Chairman of the Company and Vice Chairman of Commerce Bank,
                                         N.A., a subsidiary of the Company. He is a director of
                                         Tower Properties, and a trustee of the National Trust for
                                         Historic Preservation Board of Trustees. Mr. Jonathan
                                         Kemper is the brother of David W. Kemper.
Terry O. Meek, 57....................  Elected a director in April, 1989. Mr. Meek is President of
                                       Meek Lumber Yard, Inc., which operates a chain of builders'
                                         materials centers under the name Meeks Building Centers.
                                         He has served as a director of Commerce Bank, N.A., a
                                         subsidiary of the Company.
L. W. Stolzer, 66....................  Elected a director in October, 1995. Mr. Stolzer is the
                                       Chairman and Chief Executive Officer of Griffith Lumber,
                                         Inc. Griffith Lumber is a retail lumber and building
                                         materials business located in Manhattan, Kansas, marketing to commercial, industrial and construction accounts. He
                                         has served as a director of Commerce Bank, N.A., a
                                         subsidiary of the Company.
Mary Ann Van Lokeren, 53.............  Elected a director in April, 1996. Ms. Van Lokeren is the
                                       Chief Executive Officer of Krey Distributing Company. Krey
                                         Distributing Company is the exclusive Anheuser Busch
                                         wholesaler for St. Charles and Lincoln counties in
                                         Missouri. She is also a director of Laclede Gas Company,
                                         and Masco Corporation. Until February 2000, she was a
                                         director of CPI Corporation. She has served as a director
                                         of Commerce Bank, N.A., a subsidiary of the Company.

2002 CLASS:
John R. Capps, 50....................  Elected a director in January, 2000. Mr. Capps has served as the President and Chief Executive Officer of Plaza Motor
                                         Company since 1981. Plaza Motor Company is a retail
                                         dealership for eight luxury automobile franchises. Mr.
                                         Capps is a director of Whitfield School (from
                                         1995-present), St. Louis Priory School (from 1988-present)
                                         and Muny Opera (from 1999-present). He is Chairman of the
                                         Regional Business Counsel. He also served as a director of
                                         Commerce Bank, N.A., a subsidiary of the Company.
W. Thomas Grant, II, 50..............  Elected a director in June, 1983. Mr. Grant became the
                                       Chairman of the Board of LabOne, Inc. in October, 1995.
                                         LabOne, Inc. is a national laboratory services provider
                                         that performs insurance, clinical and substance abuse
                                         testing. Mr. Grant also serves on the board of directors
                                         for Kansas City Power and Light Company, Response
                                         Oncologies, Inc., AMC Entertainment Inc., and Business
                                         Men's Assurance Company of America.

James B. Hebenstreit, 55.............  Elected a director in October, 1987. Mr. Hebenstreit has been President of Bartlett and Company since January, 1992.
                                         Bartlett and Company is engaged in grain merchandising and storage, flour and feed milling and cattle feeding.
Robert C. Matthews, Jr., 53..........  Elected a director in February, 2001. Mr. Matthews has been an Executive Vice President and Chief Credit Officer of
                                         Commerce Bancshares, Inc. since 1989. He also serves as
                                         Executive Vice President of Commerce Bank, N.A., a
                                         subsidiary of the Company. Mr. Matthews has been an
                                         officer of Commerce Bank since 1971.
William A. Sullins, Jr., 62..........  Elected a director in February, 1999. Mr. Sullins is Vice
                                       Chairman of the Company and is Vice Chairman of Commerce
                                         Bank, N.A., a subsidiary of the Company.

     During 2000 Messrs. Fred L. Brown, James B. Hebenstreit and Robert H. West served as members of the Audit Committee. On February 2, 2001, Mr. Benjamin F. Rassieur, III was added to the committee. Effective April 18, 2001, Mr. L. W. Stolzer will replace Mr. Brown. The audit committee annually receives the proposal of the independent public accountants for the performance of audit services for the Company and its subsidiaries, reviews the scope of audits to be performed by the independent public accountants and the internal auditing staff of the Company, reviews annually the program of the internal auditing staff both with respect to audits performed in the prior year and scheduled audits for the ensuing year and receives, reviews and takes action which it deems appropriate with respect to reports submitted by the internal auditing staff and the independent public accountants. The audit committee held three meetings during 2000.

     The Board of Directors has appointed a compensation and benefits committee to review and establish compensation to be paid to officers of the Company and to grant options pursuant to the Company's stock option plans. Directors Giorgio Balzer, Mary Ann Van Lokeren and Andrew C. Taylor presently comprise the committee which held one meeting during 2000 for these purposes.

     The Board of Directors has established a committee on directors for the purpose of considering and recommending to the full Board the nominees for election to the Board of Directors of the Company. W. T. Grant II, Terry O. Meek and John R. Capps, were members of the committee which held one meeting in January 2001. By mid-February of each year, the committee makes its recommendations to the Board of its proposed slate of directors for the class of director to be submitted to the shareholders of the Company at the annual meeting to be held the following April. The Board of Directors held four meetings during 2000. Each director, except W. Thomas Grant, II and Andrew C. Taylor attended 75% or more of the total number of meetings of the Board and meetings held by committees of the Board on which the respective director served.

     Directors and officers of the Company and the nominees for directors and their associates have deposit accounts with the subsidiary banks of the Company, and some directors, nominees for directors and officers and their associates also have other transactions with the subsidiary banks, including loans in the ordinary course of business, all of which were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than normal risk of collectibility or present other unfavorable features.

     During 2000, subsidiaries of the Company paid Tower Properties Company $1,385,549 in rentals, $10,405 in leasing fees, $33,934 for operation of parking garages, $731,563 for building management fees, $220,000 in parking lot rental, and $4,601,423 for other property construction and repair costs. Messrs. David Kemper and Jonathan Kemper are directors of Tower Properties Company and together with members of their immediate families own beneficially approximately 48% of the outstanding stock of Tower Properties Company.

     The Company made the decision in 1999 to renovate the Commerce Trust Building in Kansas City. Two of the three lots on which the Commerce Trust Building is situated are not owned by the Company or any subsidiary. In order to receive consideration for tax abatement on the project, the Company made the decision to acquire the underlying fee interests. The two lots are owned by various trust and individuals including trusts for which Commerce Bank, N.A. is trustee. Messrs. David W. Kemper and Jonathan
M. Kemper and certain of their family have interests in the property sought to be purchased. Because of the conflict of interest a petition was filed in the Circuit Court of Jackson County, Missouri, Probate Division on November 3, 1999 seeking Court approval of the sale of the lots to the Company for $554,000. Independent appraisals were obtained and the Court appointed a Trustee Ad Litem to report on the fairness of the offer. The Company also agreed to pay the costs associated with obtaining Court approval. The Court approved the sale on April 10, 2000. The purchase by the Company was completed on January 10, 2001.

DIRECTOR COMPENSATION:

     An employee of the Company or a subsidiary of the Company receives no additional compensation for serving as a director. Non-employee directors of the Company are required to participate in the Stock Purchase Plan for Non-Employee Directors. Under this Plan, all compensation payable to a non-employee director is credited to an account in the name of such director as earned and the Company contributes to the account of such director an amount equal to 25% of the compensation credited to the director's account. As of the last business day of each month, the cash balance is used to purchase from the Company whole shares of common stock of the Company based on the last sale price of the Company's common stock on such date. Each nonemployee director of the Company contributes (as adjusted for the 25% contribution by the Company) the annual retainer of $9,000 (paid on a quarterly basis), fees of $2,500 for each meeting of the Board of Directors attended, and fees of $500 for attendance at each meeting of a committee of which the director was a member and attended.

                                  PROPOSAL TWO
                      AMENDMENT TO AND RESTATEMENT OF THE
                        1996 INCENTIVE STOCK OPTION PLAN
            COMMERCE 1996 INCENTIVE STOCK OPTION PLAN PROXY PROPOSAL

     On February 2, 2001, the Board of Directors approved an amendment (the "Amendment") to the 1996 Incentive Stock Option Plan (the "1996 Plan"). Prior to the Amendment, only incentive stock options ("ISOs") were authorized to be issued under the Plan. The Amendment authorized the issuance of non-qualified stock options ("NSOs") under the 1996 Plan. Shareholder approval is desired so that the 1996 Plan, as amended, will qualify for certain exemptions under
Section 162(m) of the Internal Revenue Code of 1996, as amended (the "Code") ("Section 162(m)"). Qualification for an exemption under Section 162(m) will permit the Company to deduct certain amounts related to options issued after the date of shareholder approval without regard to the limits imposed by Section 162(m).

     Prior to the Amendment, the Company granted NSOs under the Non-Qualified Stock Option Plan (the "NSO Plan"), which was initially adopted on February 6, 1987. It is anticipated that the authorized shares of common stock under the NSO Plan will be nearly exhausted with the annual grants of NSOs to be made in 2001, whereas 3,157,015 shares of common stock were available for issuance under the 1996 Plan, as of December 31, 2000. Accordingly, the Amendment allows the granting of NSOs as well as ISOs under the 1996 Plan. The Board believes that both NSOs and ISOs provide an important means of compensating officers and other key employees who have contributed conspicuously to the successful and profitable operations of the Company and its subsidiaries and to align their interests with the interests of the shareholders. The Amendment does not change the total number of shares authorized for issuance under the 1996 Plan.

     No grant of ISOs and NSOs to any one employee under the 1996 Plan, as amended, may be for more than one-half of one percent (0.5%) of the outstanding shares of common stock of the Company as of the preceding December 31. This limitation, if approved by shareholders, will cause any ordinary income recognized on the exercise of a NSO, or on a disqualifying disposition of an ISO, to be classified as performance-based compensation. By classifying such payment as performance-based compensation, the Company's deduction for the exercise of NSOs or for the disqualifying disposition of an ISO will not be limited by Section 162(m), provided that the ISO or NSO is granted after the date of shareholder approval of the amendment. Section 162(m) generally limits to $1,000,000 the deduction a publicly held corporation is allowed for compensation to certain highly compensated executives; however, performance-based compensation is exempt from the $1,000,000 deduction limit.

     The following is a summary of the 1996 Plan and the Amendment which is qualified in its entirety by reference to the full text of the amended and restated 1996 Plan included as Exhibit A to this Proxy Statement. The 1996 Plan originally was adopted by the Board of Directors of the Company on February 3, 1995 and approved by the shareholders on April 19, 1995. The 1996 Plan was amended and restated on October 4, 1996.

     The 1996 Plan is administered by the Compensation and Benefits Committee of the Board of Directors of the Company, which is composed solely of two or more directors who are both non-employee directors under Rule 16b-3(b)(3) promulgated under the Securities Exchange Act of 1934, as amended, and "outside directors" for purposes of Section 162(m). No member of the Committee or directors who are not also employees of the Company are eligible to receive options under the 1996 Plan. The Committee selects the employees who are entitled to receive options under the 1996 Plan from the officers and other key employees of the Company and its subsidiaries, determines the number of shares and option terms with respect to each option, and generally interprets the 1996 Plan. The exercise price of any option, whether an ISO or a NSO, is the last sale price as reported by the NASDAQ Stock Market on the date of the grant. No option may be exercised after 10 years from the date of the grant. The 1996 Plan also provides that the aggregate fair market value of the common stock of the Company for which ISOs are granted and which are first exercisable in any one calendar year by any one employee may not exceed $100,000 in fair market value which is determined as of the date of the grant. Additionally, ISOs may not be granted to any employee who would own stock representing more than 10% of the voting power of all classes of stock of the Company.

     Under the 1996 Plan, 2,000,000 shares of the $5.00 par value common stock of the Company were available for granting options as of February 3, 1995, when the 1996 Plan was first adopted. Appropriate adjustments have been made and will be made in the future to the number and kind of shares as to which options may be granted and as to which options or portions thereof then outstanding and unexercised shall be exercisable and in the option price thereof in the event of recapitalizations or other changes in the outstanding common stock of the Company. Shares for which options are no longer exercisable as a result of expiration or termination will be available for subsequent grants.

     ISOs are not transferable otherwise than by will or laws of descent and distribution and may be exercised during the optionholder's lifetime only by the employee. NSOs are subject to such transferability provisions as the Committee in its discretion shall determine and include in the written option grant.

     Under the Code, no income will be recognized by the optionholder upon either the grant of an ISO or its exercise. If shares purchased pursuant to the exercise of an ISO are not disposed of by the employee within two years from the date of grant of the option or within one year after the transfer of shares to him, the entire gain, if any, realized upon disposition will be taxable to the employee as long-term capital gain or loss and the Company will not be entitled to any federal income tax deduction. If an employee sells or exchanges the shares acquired under an ISO before the expiration of the required holding period, the employee will realize ordinary income in the year of such disposition in an amount equal to the difference between the option price and the lesser of the fair market value of the shares on the date of exercise (minus the exercise price) or the selling price (minus the exercise price). In such event the Company will be entitled to a tax deduction in the year of disposition equal to the amount of ordinary income recognized by the employee, subject to the limits of Section 162(m).

     At the time a NSO is exercised, the optionholder will realize ordinary taxable income in an amount equal to the excess of the fair market value of the shares purchased over their option price. The fair market value is determined as of the date of exercise. Whenever an optionee recognizes ordinary taxable income in connection with a stock option, the Company is entitled to a federal income tax deduction in the same amount, subject to the limits of Section 162(m). At the time of exercise of a NSO, the optionee is to provide for the payment to the Company and the Company is required to collect at such time the federal, state, local and payroll withholding taxes attributable to such exercise. The payment of the taxes may be made by the optionee directing the Company to withhold from the exercise of the option that number of whole shares of common stock of the Company as shall equal in value the nearest whole share equivalent of the indicated tax withholding requirement.

     The 1996 Plan provides that it will terminate on December 31, 2005, except that the Board of Directors of the Company may terminate the 1996 Plan prior thereto. The Board may also amend the 1996 Plan and make such amendments as are necessary so that options granted under the 1996 Plan that are intended to be ISOs at all times shall continue to be ISOs for purposes of the Code. Any amendment that would increase the aggregate number of shares which may be issued, materially increase the benefits accruing to participants or materially modify the requirements as to eligibility for participation would be subject to shareholder approval to the extent such amendment would relate to options that are intended to be ISOs. Any amendment or the termination of the 1996 Plan will not affect options already granted, which shall remain in effect until they have expired according to their terms. In no event shall any ISO be exercisable later than 10 years following the date it is granted.

     The proposal is to approve limiting grants of ISOs and NSOs to any one employee pursuant to the Amendment to the 1996 Plan to one-half of one percent (0.5%) of the outstanding shares of common stock of the Company as of the preceding December 31 (the "Limit"). Approval of the Limit requires the favorable vote of a majority of votes cast on the issue.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL TWO DESCRIBED ABOVE

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS:

     The Company has a Severance Agreement with each of David W. Kemper, Jonathan M. Kemper, William A. Sullins, Jr., Seth M. Leadbeater and V. Raymond Stranghoener which provides among other things, that, if his employment is terminated by the Corporation without "cause" or by him for "good reason" either during the twelve months before or the three years after a "change in control," or if he voluntarily terminates for any reason during the 30 days following one year after a "change of control," he shall receive three times (one and one half times in the case of Mr. Stranghoener) the sum of his annualized base salary in effect twelve months prior to the "change in control," and his average annual bonus for the prior three years; the greater of his actual bonus for the preceding first year or his target bonus for the current year (prorated for the year in which the termination occurs); and continuation of health and welfare benefits for him and his spouse for three years (one and one half years in the case of Mr. Stranghoener) or until age 65 if sooner, at a cost equal to such rates paid from time to time by similarly situated employees of the Corporation, "grossed up" to cover any excise tax imposed by Section 4999 of the Internal Revenue Code.

EXECUTIVE COMPENSATION:

     The following information is given as to the Chief Executive Officer ("CEO") and as to each of the four most highly compensated executive officers of the Company, other than the CEO, who received total cash compensation of more than $100,000, during the fiscal year ended December 31, 2000.

                           SUMMARY COMPENSATION TABLE

                                                                          LONG TERM COMPENSATION
                                                                     ---------------------------------
                                       ANNUAL COMPENSATION                   AWARDS            PAYOUTS
                                ----------------------------------   -----------------------   -------
                                                             (E)                     (G)
                                                            OTHER       (F)       SECURITIES                (I)
                                                           ANNUAL    RESTRICTED   UNDERLYING     (H)     ALL OTHER
                                         (C)       (D)     COMPEN-     STOCK       OPTIONS/     LTIP      COMPEN-
             (A)                (B)    SALARY     BONUS    SATION      AWARDS        SARS      PAYOUTS   SATION(1)
 NAME AND PRINCIPAL POSITION    YEAR     ($)       ($)       ($)        ($)          (#)         ($)        ($)
 ---------------------------    ----   ------     -----    -------   ----------   ----------   -------   ---------
David W. Kemper...............  2000   610,800   475,000      0       157,481       73,500        0       52,828
Chairman, President & CEO       1999   574,584   470,000      0             0       66,150        0       65,785
Commerce Bancshares, Inc.       1998   542,500   306,000      0             0       60,774        0       37,211
Jonathan M. Kemper............  2000   319,500   170,000      0        54,591       31,500        0       19,720
Vice Chairman                   1999   309,000   165,000      0             0       29,767        0       19,524
Commerce Bancshares, Inc.       1998   298,125   135,000      0             0       27,781        0       14,720
William A. Sullins, Jr. ......  2000   252,500   125,000      0        43,390       16,800        0       28,803
Vice Chairman                   1999   246,500   125,000      0             0       16,537        0       29,229
Commerce Bancshares, Inc.       1998   240,750   100,000      0             0       17,363        0       23,738
Seth M. Leadbeater............  2000   237,100   125,000      0        38,482       16,800        0       15,108
Executive Vice President        1999   209,917   125,000      0             0       16,537        0       12,546
Commerce Bancshares, Inc.       1998   190,750   100,000      0             0       15,626        0       10,589
V. Raymond Stranghoener.......  2000   211,313    93,400      0             0        1,627        0        1,481
Senior Vice President,          1999    46,932   100,000      0             0        1,377        0           80
Commerce Bancshares, Inc.       1998        --        --      0             0           --        0           --

-------------------------
(1) All Other Compensation (i) includes the total of the amounts contributed by the Company to the CERP and 401(k) Plans for the benefit of these individuals. For 2000, this is based on a maximum of 1.2% of salary in column (c) for the 401(k) Plan plus the amount allocated to each individual under the CERP Plan. For 2000, those amounts for the CERP and 401(k), respectively, are as follows: David W. Kemper -- $45,336 and $5,250; Jonathan M. Kemper -- $12,696 and $5,250; William A. Sullins, Jr. -- $19,949 and $5,250; Seth M. Leadbeater -- $8,016 and $5,000; and V. Raymond Stranghoener -- $0 and $0. Other amounts are for the Group Term Life Insurance plan of the Company.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                       POTENTIAL REALIZABLE
                                                                                      VALUE AT ASSUMED ANNUAL
                                                                                       RATES OF STOCK PRICE
                                                                                         APPRECIATION FOR
                                 INDIVIDUAL GRANTS                                          OPTION TERM
-----------------------------------------------------------------------------------   -----------------------
                                    (B)          (C)
                                 NUMBER OF    % OF TOTAL
                                 SECURITIES    OPTIONS/
                                 UNDERLYING      SARS
                                  OPTIONS/    GRANTED TO       (D)
                                    SARS      EMPLOYEES    EXERCISE OR      (E)          (F)          (G)
              (A)                 GRANTED     IN FISCAL    BASE PRICE    EXPIRATION       5%          10%
             NAME                   (#)          YEAR        ($/SH)         DATE         ($)          ($)
             ----                ----------   ----------   -----------   ----------   ----------   ----------
David W. Kemper................    73,500       13.15%      $28.8690      2/4/2010    1,334,436    3,381,722
Jonathan M. Kemper.............    31,500        5.64%      $28.8690      2/4/2010      571,901    1,449,310
William A. Sullins, Jr. .......    16,800        3.01%      $28.8690      2/4/2010      305,014      772,965
Seth M. Leadbeater.............    16,800        3.01%      $28.8690      2/4/2010      305,014      772,965
V. Raymond Stranghoener........     1,627         .29%      $28.8690      2/4/2010       29,539       74,858

     Options granted (column b) include only Non-Qualified Stock Options (NQ). All substantive terms are identical -- four (4) equal vesting periods with the first period exercisable at date of grant and the three additional periods exercisable on each anniversary date thereafter. The exercise price is defined as the closing market price on the date of grant, and the options are not exercisable following voluntary termination. The options are not assignable but may be exercised by the optionee's estate or beneficiary, subject to certain limitations, in the case of the death of the optionee.

   AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR
                                     VALUES

                                                                                   (D)
                                                                                NUMBER OF           (E)
                                                                               SECURITIES        VALUE OF
                                                                               UNDERLYING       UNEXERCISED
                                                                               UNEXERCISED     IN-THE-MONEY
                                                      (B)                     OPTIONS/SARS     OPTIONS/SARS
                                                    SHARES          (C)         AT FY-END        AT FY-END
                                                   ACQUIRED        VALUE           (#)              ($)
                     (A)                          ON EXERCISE    REALIZED     EXERCISABLE/     EXERCISABLE/
                     NAME                             (#)           ($)       UNEXERCISABLE    UNEXERCISABLE
                     ----                         -----------    --------     -------------    -------------
David W. Kemper...............................      70,375       1,421,520       166,202         1,881,111
                                                                                 103,392         1,066,883
Jonathan M. Kemper............................           0               0       203,674         4,381,292
                                                                                  45,452           464,398
William A. Sullins, Jr. ......................           0               0       169,504         3,904,616
                                                                                  25,208           252,658
Seth M. Leadbeater............................       5,774         151,641       101,245         2,078,188
                                                                                  24,774           251,022
V. Raymond Stranghoener.......................           0               0         1,096            11,473
                                                                                   1,908            22,546

PERFORMANCE GRAPH:
[PERFORMANCE GRAPH]

                                                     COMMERCE (CBSH)            NASDAQ FINANCIAL                 S&P 500
                                                     ---------------            ----------------                 -------
1995                                                     100.00                      100.00                      100.00
1996                                                     129.50                      128.36                      122.96
1997                                                     202.28                      196.31                      163.98
1998                                                     202.43                      190.73                      210.85
1999                                                     172.12                      189.46                      255.21
2000                                                     230.88                      207.03                      231.98

                       FIVE YEAR CUMULATIVE TOTAL RETURN

------------------------------------------------------------------------------------------------------------
                           1995          1996          1997          1998          1999          2000
------------------------------------------------------------------------------------------------------------
    Commerce CBSH         100.00        129.50        202.28        202.43        172.12        230.88
------------------------------------------------------------------------------------------------------------
    NASDAQ Financial      100.00        128.36        196.31        190.73        189.46        207.03
------------------------------------------------------------------------------------------------------------
    S&P 500               100.00        122.96        163.98        210.85        255.21        231.98
------------------------------------------------------------------------------------------------------------

     Assumes $100 invested 12/31/94 with dividends reinvested on a Total Return basis with Commerce (CBSH) compared to the above named indices.

RETIREMENT BENEFITS:

     The Company maintains the Commerce Bancshares Restated Retirement Plan. All employees are eligible to participate on the later of January 1st or July 1st after completion of one year of service and the attainment of age 21. The Plan provides benefits based upon earnings, age and years of participation.

     The annual benefit is determined under a cash balance formula effective January 1, 1995. Under the cash balance formula, a retirement account balance is maintained for each participant. At the end of each Plan Year beginning after December 31, 1994, the participant's account will be credited with a cash balance credit equal to a percentage of total pay for the year plus the same percentage of pay in excess of 50% of the Social Security taxable wage base for the year. Pay for this purpose is limited by Section 401(a)(17) of the Internal Revenue Code. The applicable percentage is determined by the sum of the participant's age and years of participation at the beginning of the Plan Year, and ranges from 1% for a sum of less than 30 to 4% for a sum of 75 or more. Interest is credited to the participant's account at the end of each Plan Year beginning after 1995 at a rate not less than 5% of the account balance at the end of the prior Plan Year (for 1999, the rate of interest was 7%). At retirement, the retirement account balance is converted to various annual benefit options based on actuarial factors defined in the Plan.

     In addition, the participant shall receive an annual benefit equal to his annual benefit accrued through December 31, 1994 under the Plan's prior formula, adjusted for increases in the cost of living (but not in excess of 4% per year) for each year of participation after December 31, 1994. This Plan is fully paid for by the

Company and employees covered by the Plan become fully vested after five years of service. The normal retirement age under the Plan is 65. Reduced benefits are available as early as age 55. Messrs. D. Kemper, Jonathan Kemper, Sullins, and Leadbeater have, respectively, 21, 18, 25, and 10 years of service as of December 31, 2000. Mr. Stranghoener became a participant in the plan on January 1, 2001.

     Compensation covered by the Plan for 2000 includes salary (as reported in the Summary Compensation Schedule) and was limited by Section 401(a)(17) of the Internal Revenue Code to $170,000. The compensation for 2000 covered by the Plan was: Mr. D. Kemper $170,000; Mr. Jonathan Kemper $170,000; Mr. Sullins $170,000; and Mr. Leadbeater $170,000.

     The estimated annual benefits payable at normal retirement age for Messrs. David Kemper, Jonathan Kemper, Sullins, Leadbeater and Stranghoener are $80,768, $72,071, $47,422, $40,227, and $19,554, respectively. These benefits assume the election of a retirement allowance payable as a straight life annuity to the participant.

     The Company also maintains the Commerce Executive Retirement Plan ("CERP"), effective January 1, 1995, to provide nonqualified deferred compensation for a select group of executives. The CERP is unfunded; benefits are payable from the assets of the Company. The Board of Directors may designate the CEO as a participant; other participants are selected by the CEO.

     A participant's benefit under the CERP is the amount by which (1) exceeds
(2), where (1) is the benefit that would be payable under Commerce Bancshares Retirement Plan if that benefit were calculated using the participant's total pay including any bonus deferred under a nonqualified deferred compensation plan maintained by the Company and without regard to the pay limit of Section 401(a)(17) of the Internal Revenue Code and (2) is the benefit actually payable under the Commerce Bancshares Retirement Plan.

     Compensation covered by the CERP for 2000 includes salary and bonuses as reported in the Summary Compensation Schedule. The compensation for 2000 covered by the CERP was: Mr. David Kemper $1,094,800; Mr. Jonathan Kemper $803,628; Mr. Sullins $391,400; and Mr. Leadbeater $374,800.

     The estimated annual benefits payable under the CERP at normal retirement age for Messrs. David Kemper, Jonathan Kemper, Sullins, Leadbeater and Stranghoener are $277,312, $174,088, $19,699, $37,393 and $18,076, respectively.
These benefits assume the election of a retirement allowance payable as a straight life annuity to the participant.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION:

     The Company's executive compensation policy is intended to be competitive with bank holding companies in geographic proximity, comparable asset size and considered as direct competitors with the Company so that total compensation received by the executive officers of the Company is believed to be comparable on a long-term basis. The policy is also intended to offer an incentive for performance for the Company's executive officers and managers, including the chief executive officer and the four other most highly paid executive officers (collectively with the chief executive officer, the "senior executives"). The overall compensation program is designed to retain and reward on both a short and long-term basis. In the case of the Chief Executive Officer, the Committee pays particular attention to the total compensation paid to the chief executive officers of the competing bank holding companies described above but taking into consideration the relative size of the companies and their financial returns. Statistical measurements including earnings per share, return on assets, return on equity, net income, and asset quality are considered over a one to five year time frame but not weighted in regard to base salary considerations.

     The three members of the Compensation and Benefits Committee are all non-employee directors. The principal elements of the Company's executive compensation program for the fiscal year ended December 31, 2000, applicable to the Company's executive officers, including the senior executives, were:

          (1) Base salary levels are reviewed and determined annually. Consideration is given to the scope of responsibilities and to the similarity of positions with immediate competitors. In this regard, comparison is made with the compensation paid to the top five officers of comparable bank holding companies which, by virtue of their location, are considered immediate competitors. Factors included in the comparison are relative size of companies, the financial results obtained, both currently and over a period of time, and the experience and responsibility of the individuals. While the base salary compensation paid to the senior executives is somewhat below the average of the immediate competitors, the Committee believes such compensation is in line considering the relative size of the companies and also considering the Company's strong emphasis on long-term shareholder alignment through incentives such as stock options. In addition, the Committee reviews individual performance ratings, being the result of reviews conducted by an officer's superior. The Committee also considers responsibility changes, taking into account outstanding or improved performance. The Committee approves salary increases and salary levels after consideration of both internal and external information as set forth above. In establishing base salaries, the Committee does not assign any weight to any particular factor. The Committee reviewed national survey data and competitor data prior to recommending base salary increases during 2000.

          (2) Cash Bonus awards are considered annually. In awarding bonus payments, factors considered by the Compensation Committee include: (i) a review of the Company's financial performance as determined by the level of overall net income, as well as statistical measurements, return on assets, return on equity, asset quality and asset growth, as compared to internal trends and selected competitors; (ii) the value created for shareholders in both the most recent year and five year trends as determined by market price of the Company stock compared to the NASDAQ financial indices; and
     (iii) the performance of individuals to the extent measurable in meeting budget expectations. The Committee has established performance targets that affect the granting of and size of a bonus for the top executives of the Company. Performance of the Company in relation to competitors' performance is considered but not weighted in the granting of a bonus. The Chief Executive Officer is also subject to the previous measurements. Bonuses earned as a percentage of base salary for senior executives for 2000 performance ranged from 77.3% in the case of the chief executive officer to 4.0%..

          (3) Stock Options are also awarded annually. They are awarded to provide individuals with long-term incentives for profitable growth and closer align the Company's senior executives with the interest of the Company's shareholders. Retention and long-term reward are both factors considered in granting stock options. With respect to the amount of options to be granted, consideration is given to the scope of responsibility and the degree of its effect on the Company's performance as well as the degree of importance in providing incentive to the individual to stay with the Company over time. The Committee, in determining whether to grant options or in the granting of options, does not take into consideration the amounts of options previously granted or outstanding. However, the Company has implemented targeted guidelines in determining option awards to all participants in the option program including senior executives. Targeted percents range from 25% to 500% of base pay depending on the grade of the individual officer. Targeted percents may be exceeded when individual participants' performance exceed expectations. A new long term incentive component was added during 1999 based on a study reviewed by the Compensation and Benefit Committee. This new component is restricted stock awards based on the overall long-term performance of the Company.

     The overall executive compensation policy described above also applies to the compensation of the Chief Executive Officer. The Compensation and Benefits Committee reviews Mr. David Kemper's performance each year and makes recommendations to the board for any increases. Mr. Kemper completes a self-appraisal which the Committee considers before making its final recommendation. Several factors were considered in the review of Mr. Kemper's performance in 2000 with an overall focus on the increase in the franchise value of the company. The Committee noted that the Company exceeded budgeted earnings per share during 2000 with a growth rate of 12%. Besides financial performance the Committee also considered factors such as growth in the human capital of the organization, the continued reinvestment and improvement of the company's product offerings and the overall focus on risk management.

     The Compensation and Benefits Committee also reviews annually the total compensation of key executives to determine whether the Company's compensation package is competitive when compared to national survey data as well as a peer group of executives at bank holding companies in geographic proximity, comparable asset size and considered to be direct competitors with the Company.

     The Internal Revenue Code ("Code") contains a limitation on the deductibility for tax purposes of certain executive compensation in excess of $1,000,000. The limitation contained in Section 162(m) of the Code applies to compensation paid to the executive officers of the Company named in the Summary Compensation Table.

     The Internal Revenue Code ("Code") contains a limitation on the deductibility for tax purposes of certain executive compensation in excess of $1,000,000. The limitations contained in Section 162(m) of the Code apply to the compensation paid to the executive officers of the Company named in the Summary Compensation Table. Less than 8% of Mr. David Kemper's total taxable compensation for 2000 was not deductible for 2000 as a result of the $1,000,000 deduction limit under Section 162(m). Compensation decisions for Mr. Kemper and the other executive officers were made with full consideration of the 162(m) implications, including the net cost to the Corporation as a result of paying any nondeductible amounts.

     Non-Qualified Stock Option Plan was amended in 1995 to provide for a formula to determine the maximum number of options which may be granted in any one year to any one person, which means any income recognized on the exercise of a nonqualified stock option will qualify as "performance-based compensation" and will not be included in determining the compensation which is limited to $1,000,000.

     Executives other than senior executives also participate in both the bonus and stock option programs. Other elements of compensation offered to the senior executives and to all other eligible employees include participation in a 401(k) deferred contribution plan.

     Submitted by the Compensation and Benefits Committee of the Company's Board of Directors:

   Andrew C. Taylor            Giorgio Balzer            Mary Ann Van Lokeren

AUDIT COMMITTEE REPORT:
FEBRUARY 1, 2001

     The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company's financial reporting process. The Board of Directors, in its business judgment, has determined that all members of the Audit Committee are "independent" as required by applicable listing standards of the NASDAQ. The Audit Committee operates pursuant to a Charter that was last amended and restated by the Board on February 1, 2001, a copy of which is attached to this Proxy Statement as Exhibit B. As set forth in the Charter, management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements, the Company's accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company's financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

     In the performance of its oversight function, the Audit Committee has considered and discussed the audited financial statements with management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standard No. 61, Communication with Audit Committees, as currently in effect. Finally, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board No. 1, Independence Discussions with Audit Committees, as currently in effect, and written confirmations from management with respect to internal audit services provided by the auditors. The Audit Committee has considered whether internal audit and other non -audit services provided by the independent auditors to the Company is compatible with maintaining the auditor's independence and has discussed with the auditors the auditors' independence.

     The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not financial experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements have been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles, or that the Company's auditors are in fact "independent".

     Based on the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Charter, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 to be filed with the Securities and Exchange Commission.

                        SUBMITTED BY THE AUDIT COMMITTEE
                      OF THE COMPANY'S BOARD OF DIRECTORS

     Robert H. West            James B. Hebenstreit            Fred L. Brown

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION:

     The Compensation and Benefits Committee consists of three members of the Board of Directors of the Company, none of whom are officers of the Company. During 2000, the Committee consisted of Ms. Mary Van Lokeren and Messrs. Giorgio Balzer and Andrew C. Taylor.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE:

     Pursuant to Section 16 of the Securities Exchange Act of 1934, the Company's Directors and certain executive officers are required to report, within specified monthly and annual due dates, their initial ownership of the Company's common stocks and all subsequent acquisitions, dispositions or other transfers of interest in such securities, if and to the extent reportable events occur which require reporting by such due dates. The Company is required to identify in its proxy statement whether it has knowledge that any person required to file such a report may have failed to do so in a timely manner. Based on that review, all of the Company's directors and all executive officers subject to the reporting requirements satisfied such requirements in full, except that due to a clerical error reporting on Form 5 of changes in 1999 holdings of non-employee directors in the Non-Employee Director Stock Purchase Plan was filed one day late.

RELATIONSHIP AND APPROVAL OF AUDITORS:

     Since the Company began operations in 1967, the accounting firm of KPMG LLP has examined and reported on the financial statements of the Company and has rendered certain non-audit services. The Board of Directors, upon recommendation of its Audit Committee, has determined to continue the services of this firm for the current fiscal year, ending December 31, 2001. Such services will include the examination of the financial statements of the Company for the fiscal year ending on such date and other appropriate accounting services. A member of KPMG LLP will attend the annual meeting and will have the opportunity to make a statement if desired. Such member will also be available to respond to questions of the shareholders.

Audit Fees

     The aggregate fees billed by KPMG LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $300,900.

All Other Fees

     The aggregate fees billed by KPMG LLP for services rendered to the Company, other than the services described above under "Audit Fees" for the fiscal year ended December 31, 2000 were $1,029,629. There were no professional services rendered for information technology services relating to financial information systems design and implementation during 2000.

SHAREHOLDER PROPOSALS AND NOMINATIONS:

     Proposals of shareholders pursuant to Rule 14a-8 for inclusion in the proxy statement for the annual meeting of shareholders to be held on April 17, 2002, must be received by the Company at its principal offices not later than November 13, 2001.

     For proposals other than those submitted pursuant to Rule 14a-8, the Company's By-laws provide that shareholders must give timely written notice to the Secretary of the Company of a nomination for director or before bringing any business before the annual meeting. Notice of nominations and shareholder proposals for the annual meeting to be held on April 17, 2002 must be received by the Secretary no later than February 16, 2002 nor before January 17, 2002. To be considered, the notice must contain the name and record address of the shareholder; the class or series and number of shares of capital stock of the Company owned beneficially or of record by the shareholder; a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) or shareholder proposal is made; and a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the person or bring the business proposal before the meeting. For shareholder proposals, the notice must also set forth a brief description of the business to be brought before the meeting and the reasons for conducting such business at the meeting and any material interest of such shareholder in such business. For nominations, the notice must also set forth as to each person the shareholder proposes to nominate for election as a director the name, age business and residence address of the person; the principal occupation or employment of the person; the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person and any other information relating to the person nominated or the nominating shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities and Exchange Act of 1934. Such notice must also be accompanied by a written consent of each proposed nominee to be named a nominee and to serve as a director if elected.

OTHER MATTERS:

     The management does not know of any matter or business to come before the meeting other than that referred to in the notice of meeting but it is intended that, as to any such other matter or business, the person named in the accompanying proxy will vote said proxy in accordance with the judgment of the person or persons voting the same.

ELECTRONIC ACCESS TO PROXY STATEMENT AND ANNUAL REPORT:

     This proxy statement and the 2000 annual report are available on the Company's Internet site at http://www.commercebank.com/ir. Most Shareholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail.

     Shareholders of record can choose this option and save the Company the cost of producing and mailing these documents by filling out the online consent form by logging on to the sign-up website at http://www.econsent.com/cbsh. Shareholders who choose to view future proxy statements and annual reports over the Internet will receive an e-mail message next year with instructions containing the Internet address of those materials. The election may be withdrawn at anytime by accessing your account on the website and changing the election. Shareholders do not have to elect Internet access each year.

     Shareholders who hold their Company stock through a bank, broker or other holder of record, should refer to the information provided by that entity for instructions on how to elect to view future proxy statements and annual reports over the Internet.

     Some Shareholders who hold their Company stock through a bank, broker or other holder of record and who elect electronic access will receive an e-mail next year containing the Internet address to use to access the Company's proxy statement and annual report.

                                            By Order of the Board of Directors

                                            J. DANIEL STINNETT
                                            Secretary

March 13, 2001

                                                                       EXHIBIT A

                           COMMERCE BANCSHARES, INC.

                        1996 INCENTIVE STOCK OPTION PLAN

                                2001 RESTATEMENT

     This 1996 INCENTIVE STOCK OPTION PLAN (hereinafter the "Plan") originally was adopted by Commerce Bancshares, Inc. (hereinafter the "Company") on the 3rd day of February, 1995. As originally adopted, the Plan was designed to provide incentive stock options within the meaning of Section 422 and meet the criteria of performance-based compensation under Section 162 of the Code (as hereinafter defined). The Company subsequently amended and restated the Plan on October 4, 1996, incorporating amendments to provide for the immediate acceleration of options granted under the Plan in the event of a "change in control," and to conform the provisions of the Plan regarding the Committee (as hereinafter defined) to the requirements of applicable tax and securities laws.

     The Company now desires to amend and restate the Plan to allow for the grant of Nonqualified Stock Options (as hereinafter defined) under the Plan.

     NOW THEREFORE, the Plan is hereby amended and restated as follows:

                                   SECTION I

                                  DEFINITIONS

     As used herein, the following definitions shall apply:

     1.1. "Board" shall mean the Board of Directors of the Company.

     1.2. "Code" shall mean the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing, or superseding such section or regulation.

     1.3.
"Common Stock" shall mean the common stock, $5 Par Value per share, of the Company.

     1.4.
"Committee" shall mean the Compensation and Benefits Committee of the Board, appointed in accordance with Section V of the Plan.

     1.5. "Employee" shall mean officers and other key employees employed by the Company, or any subsidiary of the Company which now exists, is hereafter organized, or is acquired by the Company.

     1.6. "Incentive Stock Option" shall mean an option granted under the Plan to purchase Shares that is designated as an Incentive Stock Option, and is intended to meet the requirements of Section 422 of the Code.

     1.7. "Nonqualified Stock Option" shall mean an option granted under the Plan to purchase shares that is not an Incentive Stock Option.

     1.8. "Option" shall mean an Incentive Stock Option or a Nonqualified Stock Option.

     1.9. "Option Grant" shall mean a written agreement evidencing an Option granted hereunder in a form approved by the Committee, which shall be duly executed and delivered by or on behalf of the Company to the Optionee, and shall contain such provisions as are not inconsistent with Section VI of the Plan.

     1.10. "Optionee" shall mean any Employee who is granted an Option under the Plan.

     1.11. "Retirement" shall mean an Optionee's ceasing to be an Employee by reason of retirement pursuant to a pension or retirement plan of the Company or a subsidiary of the Company (as determined by the Committee in its sole discretion).

     1.12. "Share" shall mean a share of the Common Stock of the Company as adjusted in accordance with Section VIII of the Plan.

                                   SECTION II

                                    PURPOSE

     2.1. The Plan is designed to encourage officers and other key employees to acquire a proprietary interest in the Company, thereby aligning their interests with those of the shareholders. It is also seeks to encourage officers and other key employees to continue employment with the Company and to render outstanding performance during such employment by providing additional, long-term incentive to such employees.

                                  SECTION III

                                  ELIGIBILITY

     3.1. Options may be granted only to Employees.

     3.2. No director, other than a director who is also an Employee, shall be eligible to receive an Option under the Plan.

                                   SECTION IV

                          LIMITS ON OPTIONS AND SHARES

     4.1. The total number of Shares for which Options may be granted under this Plan was 2,000,000 Shares as of February 3, 1995, which was the original effective date of the Plan. The number of authorized Shares has and shall continue to be adjusted subsequent to the original effective date pursuant to the provisions of Section VIII. Such Shares may be authorized but unissued or may be Treasury Shares.

     4.2. If an Option should expire or terminate without having been exercised in full, the Shares allocable to the unexercised portion of such Option shall become available for other Options under the Plan unless the Plan shall have been terminated.

     4.3. No Incentive Stock Option shall be granted under the Plan to an Employee who, at the time the Incentive Stock Option is granted, owns Shares representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a subsidiary corporation of the Company.

     4.4. No grant of Incentive Stock Options and Nonqualified Stock Options to any one Employee in any one year shall be in excess of one-half of one percent (0.5%) of the outstanding Shares as of the preceding December 31.

                                   SECTION V

                 ADMINISTRATION OF PLAN AND GRANTING OF OPTIONS

     5.1. The Plan shall be administered by the Committee, which shall consist solely of two or more directors who are both (a) "non-employee directors" under Rule 16b-3(b)(3) promulgated under the Securities Exchange Act of 1934, as amended, or any successor provision thereto and (b) "outside directors" under
Section 162(m) of the Code. The Board may from time to time remove members from or add members to the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board.

     5.2. The Committee shall hold meetings at such times and places as it may determine and a majority of the Committee at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

     5.3. Subject to the provisions of the Plan, the Committee shall have authority:

          (a) To determine the Employees to whom and the time or times at which Options shall be granted and the number of Shares to be represented by each Option;

          (b) To interpret the Plan;

          (c) To prescribe, amend, and rescind rules and regulations relating to the Plan;

          (d) To authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option granted by the Committee; and

          (e) To make all other determinations deemed necessary or advisable for the administration of the Plan.

     5.4. The decisions, determinations, and interpretations of the Committee shall be final and binding on all Optionees and any other holders of any Option granted under the Plan. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under the Plan.

                                   SECTION VI

                             TERMS OF STOCK OPTIONS

     6.1. Each Option shall be evidenced by an Option Grant, which shall specify, among other things, the date of grant of the Option and the number of Shares to which the Option pertains.

     6.2. The exercise price for Shares to be issued pursuant to any Option granted under the Plan shall be the last sale price as reported by the NASDAQ National Market (or the principal securities exchange or other market on which the Common Stock is then being traded) on the date of the grant. In the event a sale shall not have been effected on the date of the grant, the last sale price first reported prior to the date of grant shall be used.

     6.3. The date of grant of an Option under the Plan shall, for all purposes, be the date on which the Committee makes a determination granting such Option.

     6.4. The Committee shall fix the term or duration of all Options under this Plan provided that no term shall exceed ten (10) years after the date on which the Option was granted. Incentive Stock Options granted under the Plan shall not be transferable other than by will or the laws of descent and distribution and shall be exercisable during the Optionee's lifetime only by the Optionee. Nonqualified Stock Options shall be subject to such transferability provisions as the Committee in its discretion shall determine and include in the Option Grant.

     6.5. Termination (Other Than Death or Permanent Disability).

          6.5.1. In the event that an Optionee holding an Incentive Stock Option should cease to be employed by the Company for any reason (including Retirement) other than death or permanent disability, the Incentive Stock Option may be exercised at any time within three (3) months after the termination of employment (but in no event after the expiration of the option period) if and to the extent it was exercisable as of the date of termination and had not previously been exercised. Notwithstanding the foregoing, if an Optionee's employment is terminated voluntarily by the Optionee (other than due to Retirement) or is terminated because of the Optionee's dishonesty, theft, embezzlement from the Company, willful violation of any rules of the Company pertaining to the conduct of Employees or the commission of a willful felonious act while an Employee, then any Incentive Stock Option or unexercised portion thereof granted to said Optionee shall expire upon termination of employment.

          6.5.2. In the event that an Optionee holding a Nonqualified Stock Option should cease to be employed by the Company for any reason other than Retirement, death or permanent disability, then the Nonqualified Stock Option may be exercised within a period of not more than three (3) months after the termination of employment (but in no event after the expiration of the option period), if and to the extent it was exercisable as of the date of termination and had not previously been exercised. If an Optionee holding a Nonqualified Stock Option shall cease to be an Employee by reason of Retirement, the Optionee shall have the right to exercise the Nonqualified Stock Option with respect to all or any part of the Shares as to which such Nonqualified Stock Option remained unexercised within a period of not more than thirty-six (36) months from the date such Optionee ceased to be an Employee (but in no event after the expiration of the Nonqualified Stock Option period), if and to the extent it was exercisable as of the date of termination and had not previously been exercised. Notwithstanding the foregoing, if an Optionee's employment is terminated voluntarily by the Optionee other than due to Retirement or is terminated because of the Optionee's dishonesty, theft, embezzlement from the Company, willful violation of any rules of the Company pertaining to the conduct of Employees or the commission of a willful felonious act while an Employee, then any Nonqualified Stock Option or unexercised portion thereof granted to said Optionee shall expire upon termination of employment.

     6.6. If an Optionee shall die and shall not have fully exercised his Option, the Option may be exercised as follows, if and to the extent it was exercisable as of the date of death and had not previously been exercised:

          6.6.1. With respect to an Incentive Stock Option, if the Optionee died while an Employee, the Incentive Stock Option may be exercised at any time within one (1) year after the Optionee's death by the executors or administrators of the Optionee or by any person or persons who shall have acquired the Incentive Stock Option directly from the Optionee by bequest or inheritance.

          6.6.2. With respect to a Nonqualified Stock Option, if the Optionee died while an Employee, or within twelve (12) months after the date of termination of such employment due to disability (as described in Section
     6.7.2 below) or Retirement (as described in Section 6.5.2 above), the Nonqualified Stock Option granted to the Optionee shall be exercisable with respect to all or any part of the Shares as to which such Nonqualified Stock Option remains unexercised by the Optionee's legal representative or other person or persons to whom the Optionee's rights under the Nonqualified Stock Option shall pass by the Optionee's will or the laws of descent and distribution, but only before the expiration of the Nonqualified Stock Option period or of the twelve (12) month period next succeeding the Optionee's death, whichever first occurs.

     6.7. If an Optionee shall cease to be an Employee by reason of a permanent disability (as determined by the Optionee officially establishing his eligibility to receive Social Security disability benefits), the Optionee may exercise his Option as follows, if and to the extent it was exercisable as of the date the Optionee ceased to be an Employee by reason of such a permanent disability, and had not previously been exercised:

          6.7.1. An Incentive Stock Option may be exercised at any time within one (1) year from the date such Optionee ceased being an Employee.

          6.7.2. A Nonqualified Stock Option may be exercised with respect to all or any part of the Shares within a period of not more than thirty-six
     (36) months from the date such Optionee ceased to be an Employee (but in no event after the expiration of the Nonqualified Stock Option period).

     6.8. The fair market value of Common Stock for which any Incentive Stock Option may be granted in any calendar year under the Plan shall be in such amount as the Committee shall determine; provided, however, that the aggregate fair market value of Common Stock for which Incentive Stock Options granted under the Plan (or any other incentive stock option plan of the Company or any subsidiary) first become exercisable in any one calendar year by an Optionee may not exceed $100,000 (determined as of the date of grant).

                                  SECTION VII

                               EXERCISE OF OPTION

     7.1. An Option shall be deemed to be exercised when written notice of such exercise has been received by the Company in accordance with the terms of the Option by the person entitled to exercise the Option, and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Payment may be made (i) in cash, (ii) by delivering Common Stock of the Company already owned by the Optionee, or (iii) a combination of cash and Common Stock. The fair market value of Common Stock delivered for payment shall be the last sale price as reported by the Automated Quotation System of the National Association of Securities Dealers on the date of exercise. No shares shall be issued, delivered, or recorded on the records of the Company or its transfer agents or registrars until full payment therefore has been made. Until the issuance of the stock certificates or entry on the records of the Company or its transfer agents or registrars is made, no right to vote or receive dividends or any other rights as a stockholders shall exist with respect to the Shares as to which the Option has been exercised. No adjustment will be made for a dividend or other rights for which a record date is established prior to the date the stock certificates are issued or record entry is made, except as provided in
Section 8.1 of the Plan.

     7.2. At the time of exercise of a Nonqualified Stock Option granted under this Plan, the Optionee shall provide for the payment to the Company of federal, state, local and payroll withholding taxes attributable to such exercise. The Optionee shall advise the Company at the time of exercise of the amount of desired withholding but such withholding may not be less than the minimum required by law, which minimum amount shall be withheld in the absence of other instruction from the Optionee. The Optionee may direct the Company to withhold from the exercise of the Nonqualified Stock Option that number of whole shares of Common Stock as shall equal in value the nearest whole share equivalent of the indicated tax withholding requirement. Shares to be used for withholding shall be valued at the last sale price as reported by the Automated Quotation System of the National Association of Securities Dealers on the date of exercise. To the extent the withholding amount is not satisfied in Shares, the Optionee shall satisfy the remaining amount to be withheld by remitting such amount in cash to the Company contemporaneously with the exercise of the Option.

     7.3. Notwithstanding any other provision of this Plan, the Committee may postpone any exercise of an Option for such period as the Committee in its discretion may deem necessary in order to permit the Company (i) to effect or maintain registration of the Plan or the Shares issuable upon the exercise of an Option under the Securities Act of 1933, as amended, or the securities laws of any applicable jurisdiction, (ii) to permit any action to be taken in order to comply with restrictions or regulations incident to the maintenance of a public market for its Shares or to list the Shares thereon; or (iii) to determine that such Shares and the Plan are exempt from such registration or that no action of the kind referred to in (ii) above need be taken; and the Company shall not be obligated by virtue of any terms and conditions of any Option Grant or any provision of the Plan to permit the exercise of an Option to sell or deliver Shares in violation of the Securities Act of 1933 or other applicable law. Any such postponement shall not extend the term of an Option and neither the Company nor its directors or officers or any of them shall have any obligation or liability to the Optionee or to any other person with respect to any Shares as to which an Option shall lapse because of such postponement.

                                  SECTION VIII

                       REORGANIZATION, CHANGE IN CONTROL

     8.1. If the Shares shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares, or otherwise), or if the number of such Shares shall be increased through the payment of a stock dividend or stock split, there shall be substituted for or added to each Share theretofore reserved for the purposes of the Plan, whether or not such Shares are at the time subject to outstanding Options, the number and kind of shares of stock or other securities into which each outstanding Share shall be so changed or for which it shall be so exchanged, or to which each such Share shall be entitled, as the case may be. Outstanding Options shall also be considered to be appropriately amended as to price and other terms as may be necessary or appropriate to reflect the foregoing events. If there shall be any other change in the number or kind of the outstanding Shares, or of any stock or other securities into which such Common Stock shall have been changed, or for which it shall have been exchanged, then if the Board of Directors shall in its sole discretion determine that such change equitably requires an adjustment in the number or kind or option price of the Shares then reserved for the purposes of the Plan, or in any Option theretofore granted or which may be granted under the Plan, such adjustment shall be made by the Board of Directors and shall be effective and binding for all purposes of the Plan. In making any such substitution or adjustment pursuant to this Section 8.1, fractional shares shall be ignored.

     8.2. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control, Options outstanding as of the date of such Change in Control and not then exercisable and vested shall become fully exercisable and vested.

     For purposes of the Plan, a "Change in Control" shall mean the happening of any of the following events:

          (a) any Person is or becomes the "beneficial owner" (within the meaning of Rule 13d-3 promulgated under Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act")), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing 20% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities; or

          (b) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on August 2, 1996, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's Shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on August 2, 1996 or whose appointment, election or nomination for election was previously so approved; or

          (c) there is consummated a merger or consolidation of the Company (or any direct or indirect subsidiary of the Company) with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 80% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its subsidiaries other than in connection with the acquisition by the Company or its subsidiaries of a business) representing 20% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities; or

          (d) the stockholders of the Company approve (i) a plan of complete liquidation or dissolution of the Company or (ii) a sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 80% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

     For purposes of the above definition of Change in Control, "Person" shall have the meaning set forth in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

     8.3. In the event of a Change in Control under Section 8.2(c) or (d)(ii) (a "Section 8.3 Event") the Committee shall have the discretion (a) to arrange for the successor to assume each outstanding Option, (b) to arrange for the substitution of outstanding Options with equivalent awards by the successor corporation or a parent or subsidiary of the successor corporation, (c) to terminate each outstanding Option in exchange for payment of an amount based on a price not less than the fair market value of the consideration (whether stock, cash, or other securities or property) received or to be received in the Section
8.3 Event by holders of each Share of common stock held on the effective date of the transaction (and if holders of Shares were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares), less the exercise price with respect to the Option, or
(d) to take such other action with respect to the Option as determined by the Committee in its sole discretion.

                                   SECTION IX

                       AMENDMENT AND TERMINATION OF PLAN

     9.1. The Board may amend the Plan from time to time as it deems desirable and shall make any amendments which may be required so that Options intended to be Incentive Stock Options shall at all times continue to be Incentive Stock Options for purposes of the Internal Revenue Code.

     9.2. This Plan shall terminate on December 31, 2005, provided that the Board may in its discretion terminate this Plan at any time prior thereto.

     9.3. Any amendment to or the termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated.

     9.4. This Plan is effective on January 1, 1996, and Options hereunder may be granted thereafter, subject to the terms of the Plan, provided this Plan is approved by a vote of the holders of a majority of the outstanding shares of the Company at a meeting of shareholders of the Company held within twelve (12) months following the adoption date.

     9.5. This Plan shall be interpreted and construed in accordance with the laws of the State of Missouri.

                                                                       EXHIBIT B

                           COMMERCE BANCSHARES, INC.

                            AUDIT COMMITTEE CHARTER

I AUDIT COMMITTEE PURPOSE

     The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

     - Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

     - Monitor the independence and performance of the Company's independent auditors and internal auditing department.

     - Provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board of Directors. This includes reporting to the Board of Directors on a periodic basis.

     The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

     In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not full-time employees of the Company and are not, and do not represent themselves to be, accountants or auditors by profession or experts in the fields of accounting or auditing including auditor independence. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures or to set auditor independence standards, and each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from which it receives information, (ii) the accuracy of the financial and other information provided to the Audit Committee by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board of Directors) and (iii) representations made by management as to any information technology, internal audit and other non-audit services provided by the auditors to the company.

II AUDIT COMMITTEE COMPOSITION AND MEETINGS

     Audit Committee members shall meet the requirements of the New York Stock Exchange. The Audit Committee shall be comprised of four directors, each of whom shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have the basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

     Audit Committee members shall be appointed by the Board on recommendation of the Chairman of the Board and subsequent approval by the Board. If an Audit Committee Chairman is not designated or present, the members of the Committee may designate a Chairman by majority vote of the Committee membership.

     The Audit Committee shall meet at least three times annually, or more frequently as circumstances dictate. The Internal Audit Director shall prepare an agenda at the direction of the Chairman of the Audit Committee and review it with him in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the director of the internal auditing department, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chairman, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors limited review procedures.

III AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

REVIEW PROCEDURES

     1. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

     2. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

     3. In consultation with the management, the independent auditors, and the internal auditors, consider the integrity of the Company's financial reporting process and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management's responses.

     4. As necessary, on a quarterly basis, discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61. A copy of the quarterly press release will be distributed to each Audit Committee member prior to the release of earnings for their review and questions, if any. This will be done upon a preliminary review of the quarterly financial information by the independent auditors.

INDEPENDENT AUDITORS

     5. The outside auditors for the Company are ultimately accountable to the Board of Directors (as assisted by the Audit Committee). The Board of Directors, with the assistance of the Audit Committee, has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditors (or to nominate the outside auditors to be proposed for shareholder approval in the proxy statement).

     6. Approve the fees and other significant compensation to be paid to the independent auditors.

     7. The outside auditors shall submit to the Company annually a formal written statement delineating all relationships between the outside auditors and the Company ("Statement as to Independence"), addressing each non-audit service provided to the Company and at least the matters set forth in Independence Standards Board No. 1.

     The outside auditors shall submit to the Company annually a formal written statement of the fees billed for each of the following categories of services rendered by the outside auditors: (i) the audit of the Company's annual financial statements for the most recent fiscal year and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year; (ii) information technology consulting services for the most recent fiscal year, in the aggregate and by each service (and separately identifying fees for such services relating to financial information systems design and implementation); and (iii) all other services rendered by the outside auditors for the most recent fiscal year, in the aggregate and by each service.

     8. Review the independent auditors audit plan, discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

     9. Prior to publishing the year-end earnings in the 10-K, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61. Inquire about any changes to the audit plan, restrictions on the scope of activities, and observations of any control weaknesses.

     10. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

INTERNAL AUDIT DEPARTMENT AND LEGAL COMPLIANCE

     11. Review the budget, plan, changes in plan, activities, organizational structure, and qualifications of the internal audit department, as needed.

     12. Review the appointment, performance, and replacement of the Internal Audit Director.

     13. Review significant reports prepared by the internal audit department together with management's response and follow-up to these reports.

     14. Review for the completion of annual regulatory requirements performed by internal audit such as FDICIA and 12 CFR 9.

     15. On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

OTHER AUDIT COMMITTEE RESPONSIBILITIES

     16. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

     17. Perform any other activities consistent with this Charter, the Company's by laws, and governing law, as the Committee or the Board deems necessary or appropriate.

     18. Establish, review, and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

     19. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor to assure compliance with laws and regulations and the Company's code of Ethics.

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PROXY


                                             COMMERCE BANCSHARES, INC.

                                PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints Jonathan M. Kemper and David W. Kemper, or either of them, as agents and proxies with full power of substitution in each, to represent the undersigned at the annual meeting of shareholders to be held on April 18, 2001, or any adjournment thereof, on all matters coming before the meeting.

                                                                            Change of address
Election of Directors. Nominees:
                                                        --------------------------------------------------------
01 David W. Kemper, 02 Thomas A. McDonnell,
03 Benjamin F. Rassieur, III, 04 Andrew C. Taylor,      --------------------------------------------------------
and 05 Robert W. West
                                                        --------------------------------------------------------

                                                        --------------------------------------------------------
                                                        (If you have written in the above space, please mark the
                                                        corresponding box on the reverse side of this card)

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOX, SEE REVERSE SIDE. YOU NEED NOT MARK ANY
BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTOR'S RECOMMENDATIONS. YOUR SHARES CANNOT BE VOTED
UNLESS YOU SIGN AND RETURN THIS CARD OR YOU ELECT TO VOTE YOUR SHARES ELECTRONICALLY BY TELEPHONE OR VIA THE
INTERNET.


                                                                                                     SEE REVERSE
                                                                                                        SIDE

-----------------------------------------------------------------------------------------------------------------
                                           DETACH AND RETURN PROXY CARD

                                       IMPORTANT: PLEASE VOTE BY SIGNING YOUR
                              PROXY AND RETURNING IT IN THE ENVELOPE PROVIDED OR TAKE
                           ADVANTAGE OF INTERNET OR TELEPHONE VOTING AS DESCRIBED ON THE
                                                    REVERSE SIDE

ANY SHAREHOLDER WHO IS RECEIVING MULTIPLE COPIES OF THE ANNUAL REPORT AND ANY OTHER MAILINGS FROM COMMERCE
BANCSHARES, INC. ARE ENCOURAGED TO CALL FIRST CHICAGO TRUST COMPANY OF NEW YORK, OUR TRANSFER AGENT, AT
1-800-317-4445 FOR ASSISTANCE IN CONSOLIDATING COMMON OWNERSHIP POSITIONS. REDUCING MAILINGS WILL IMPROVE THE
COMPANY'S OPERATING EFFICIENCIES.

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

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

         PLEASE MARK YOUR
 [X]     VOTE AS IN THIS
         EXAMPLE.

   DIRECTORS RECOMMEND A VOTE FOR ALL NOMINEES.       DIRECTORS RECOMMEND A VOTE FOR ITEM 2.
                    FOR              WITHHELD                                                             FOR      AGAINST   ABSTAIN
1. Election of                                        2. Approval of amendments to and a restatement
   Directors:       [ ]                [ ]               of the 1996 Incentive Stock Option Plan.          [ ]        [ ]       [ ]
   (see reverse)

   For, except vote withheld from the following nominee(s):


   --------------------------------------------------------
                                                                                     Change of
                                                                                     Address on       [ ]
                                                                                     Reverse Side

                                                                     Please sign exactly as name appears hereon. Joint owners
                                                                     should each sign. When signing as attorney, executor, admin-
                                                                     istrator, trustee or guardian, please give full title as
                                                                     such. The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments
                                                                     thereof.


                                                                     ------------------------------------------------------------

                                                                     ------------------------------------------------------------
                                                                     SIGNATURE(S)                             DATE


---------------------------------------------------------------------------------------------------------------------------------
                                                     FOLD AND DETACH HERE










    To our Shareholders:

    Commerce Bancshares, Inc. encourages you to vote your shares electronically this year either by telephone or via the
    Internet. This will eliminate the need to return your proxy card. You will need your proxy card and Social Security Number
    (where applicable) when voting your shares electronically. The Voter Control Number that appears in the box above, just below the perforation, must be used in order to vote by telephone or via the Internet.

    The EquiServe Vote by Telephone and Vote by Internet systems can be accessed 24-hours a day, seven days a week up until the day prior to the meeting.

    TO VOTE BY TELEPHONE:
    Using a touch-tone phone call Toll-free                             1-877-PRX-VOTE (1-877-779-8683)
    From outside the United States, call direct                         1-201-536-8073

    TO VOTE BY INTERNET:
    Log on to the Internet and go to the website: http://www.eproxyvote.com/cbsh


                                                 THANK YOU FOR VOTING YOUR SHARES
                                                     YOUR VOTE IS IMPORTANT!

                          Do Not Return this Proxy Card if you are voting by Telephone or the Internet.


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